Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-262695) of Altus Power, Inc. of our report~~s~~ dated April 20, 2022, on our audits of the consolidated financial statements of DESRI II Acquisition Holdings, L.L.C. and DESRI V Acquisition Holdings, L.L.C. as of December 31, 2021 and 2020 and for the years then ended, included in the Form 8-K/A filing of Altus Power, Inc. dated January 19, 2023.

/s/ CohnReznick LLP

New York, New York
January 19, 2023